Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated April 11, 2014, with respect to the consolidated financial statements included in the Annual Report of Standard Metals Processing, Inc. on Form 10-K for the year ended December 31, 2013. We hereby consent to the incorporation by reference of said report in the Registration Statement of Standard Metals Processing, Inc. on Form S-8 (File No. 333-171906 effective January 27, 2011).

/s/ Turner, Stone & Company, L.L.P.
Dallas, Texas

April 11, 2014